THE DEBENTURE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE
SECURITIES LAWS, AND NEITHER SUCH DEBENTURES OR ANY INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (II) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH DEBENTURE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DEBENTURE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.


Number
R-                                                                $
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                           TOP AIR MANUFACTURING, INC.

             CONVERTIBLE SUBORDINATED DEBENTURE DUE JANUARY 15, 2005

         TOP AIR MANUFACTURING, INC., an Iowa corporation (the "Company") promises to pay to _______________, or registered assigns, the principal sum of Dollars, ($) on January 15, 2005 (the "Maturity Date"), and to pay interest on the principal amount of this Debenture semi-annually on July 15 and January 15 of each year; provided, however that if such date is not a Business Day, then the Interest Payment Date shall occur on the first succeeding Business Day (collectively, the "Interest Payment Dates"), commencing on July 15, 2000. Interest on the unpaid principal balance shall accrue from the date hereof at a fluctuating rate per annum equal at all times to one percent (1%) per annum in excess of the Prime Rate, with each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in the Prime Rate.

         This Debenture is one of the Company's convertible subordinated debentures due 2005 (collectively, the "Debentures") in the aggregate principal amount of $500,000 issued by the Company in a private placement transaction effected on January 25, 2000. Certain defined terms used in this instrument are set forth in paragraph 23 of this Debenture.

         Each of the Debentures, including this Debenture, is subject to the following terms:

         1.  Payment.

         The payment of interest on this Debenture shall be made on each Interest Payment Date to the Holder hereof as of the close of business on the first day of the month in which the subject Interest Payment Date occurs (the "Interest Payment Record Date"), whether or not such Interest Payment Record Date is a Business Day. Payment of the principal of and interest on the Debentures will be made at the principal office of the Company or such other place as may be designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of principal and interest may be made, at the option of the Company, by check mailed to the address of the Holder of the Debentures (each a "Holder," and collectively, the "Holders") entitled thereto at such address as shall appear on the Debenture records maintained by the Company. Interest payable will be paid to the Holder in whose name the Debentures are registered as of the close of business on the Interest Payment Record Date which corresponds to the Interest Payment Date in question.

         2.  Redemption.

         This Debenture is not subject to redemption prior to January 15, 2002. Thereafter, the Debentures will be redeemable, at the option of the Company, at any time in whole and from time to time in part at: (a) 105% of par from January 15, 2002 to January 15, 2003; (b) 103% of par from January 15, 2003 to January 15, 2004; and (c) from and after January 15, 2004, at par, in each case, plus accrued interest.

         If less than all of the Debentures are to be redeemed, the Company will select Debentures for such partial redemption pro rata or by lot, and the Company may select for redemption portions of the principal amount of any Debentures of a denomination larger than $1,000. In the event of redemption of this Debenture in part only, a new Debenture(s) for the unredeemed portion shall be issued in the name of the Holder upon the surrender hereof.

         The Company shall give notice of any redemption permitted pursuant to this paragraph 2 by first class mail, postage prepaid, mailed not less than 30 nor more than 90 days prior to the date fixed for such redemption (the "Redemption Date"), to each Holder of Debentures to be redeemed, at the address of such Holder appearing in the Debenture register and otherwise in the manner prescribed in paragraph 14 hereof. All such notices of redemption shall state
(i) the Redemption Date, (ii) the Redemption Price, (iii) if less than all of the Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debentures to be redeemed, (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture, and that interest thereon shall cease to accrue on or after said date, and (v) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

         3.  Subordination.

             (a) The indebtedness evidenced by this Debenture and other rights of the Holder of this Debenture granted by or arising out of this Debenture shall be unconditionally subordinated and junior in priority and rank and subject in right of payment, to the extent and in the manner herein set forth, to the prior payment in full of all Senior Debt (as hereinafter defined), and to all of the liens, security interests and other rights of the holders of the Senior Debt, whether existing on the date hereof or hereafter created. The subordination of priorities and all other aspects of the subordination provisions contained in this paragraph 3 shall apply and be effective: (i) regardless of the time or order of perfection or filing of security interests or the time or order of attachment of security interests, (ii) notwithstanding anything to the contrary contained in the provisions of the Bankruptcy Code, the Uniform Commercial Code in any relevant statute of the United States, or the laws of the State of Iowa or any other relevant state which relate to the priority of liens, security interests or mortgages, and (iii) notwithstanding the lapse of perfection of liens or security interests of any holder of Senior Debt or the failure of any holder of Senior Debt to perfect its liens or security interests. "Senior Debt" shall mean the principal of (and premium, if any), interest accrued or to be accrued, absolute or contingent obligations, and obligations acquired by purchase or otherwise, as well as all reasonable collection costs and attorneys' fees incurred in enforcing any rights and obligations, and all other obligations, liabilities or rights (and, in addition, of the Company as a debtor-in-possession under any bankruptcy act or code, state or federal law, common law or equitable doctrine, and of any trustee, receiver or other party appointed for the Company under any such law, doctrine or proceeding): (A) under any indebtedness of the Company, whether outstanding on the date hereof or hereafter created, for money borrowed by or loaned to or on behalf of the Company, whether or not secured and whether or not the Company is the sole or a joint obligor thereof, including but not limited to, any obligation of the Company to any financial institution under any loan agreement, instrument, or letter of credit that has been or will be issued for the account of the Company; (B) under any obligations of the Company under any guarantee of the Company, whether existing on the date hereof or hereafter created, of any payment obligation for money borrowed by or loaned to any Subsidiary of the Company, whether or not secured; (C) under any deferrals, renewals or extensions of any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Debt; and (D) with respect to any costs, whether payable by way of enforcement or otherwise, which the holders of the Senior Debt are entitled to be paid or recover.

             (b) (i) Subject to the provisions of clauses (ii), (iii) and (iv) of this paragraph 3(b), the Company shall make all regularly scheduled payments on the Debentures and all other payments in respect of any Optional Redemption of the Debentures (including premiums thereon, if any), so long as no Senior Debt Default has occurred or would occur as a result of such payment.

                 (ii) In the event of any Senior Debt Default, no amount shall be paid by the Company in respect to any interest hereon, principal hereof (whether at maturity by Optional Redemption or otherwise) or any other payment obligation hereunder, and the Holder of this Debenture shall not be entitled to receive any amount, in respect of this Debenture unless and until such Senior Debt Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt occurring as a result thereof shall have been rescinded or annulled, or the Senior Debt to which such default relates shall have been paid in full.

                 (iii) In the event that any Senior Debt is declared due and payable before its maturity date because of the occurrence of a Senior Debt Default not cured within any applicable cure periods, the holders of such Senior Debt shall be entitled to receive payment in full of such Senior Debt before the Holder of this Debenture is entitled to receive any payment on account of the Debenture.

                 (iv) In the event of the liquidation of the Company or the distribution of any of its assets or the securities of any successor on account of any liquidation, bankruptcy, receivership, reorganization, assignment for the benefit of creditors or similar proceeding, the Holder of this Debenture shall not be entitled to any payment or distribution on account of the Debenture until all Senior Debt has been satisfied in full, and the Holder of this Debenture shall receive any money, securities or other property distributed in any such proceeding on account of the Debenture in trust for the benefit of the holders of the Senior Debt and shall deliver any such property to the holders of the Senior Debt in the same form as received, adding only such endorsements or assignments as may be necessary, for application to the satisfaction of the Senior Debt in such order as the holders of the Senior Debt in their discretion may determine. Any excess of such property remaining after satisfaction of all of the Senior Debt shall be returned to the Holder of this Debenture or delivered as otherwise ordered by any court having jurisdiction over such proceedings. The holders of the Senior Debt may liquidate any noncash property received from the Holder of this Debenture in the manner in which collateral may be liquidated under the terms of the Uniform Commercial Code as enacted in the State of Iowa and such property may be liquidated in any order that the holders of the Senior Debt shall determine in the exercise of their sole discretion.

                 (v) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities which are subordinate and junior in right of payment to the payment in full of all Senior Debt outstanding at the time of the issue of such securities), shall be received by the Holder of this Debenture in violation of the terms of this Debenture, such payment or distribution shall be held by the Holder of this Debenture in trust for the benefit of the holders of the Senior Debt and shall, with or without demand, be immediately paid over (in the same form in which received, with the addition only of such endorsements or assignments as may be necessary) to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each for application to the payment of all Senior Debt remaining unpaid until such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt. The rights conveyed by this paragraph 3 to the holders of the Senior Debt may be enforced by the holders of Senior Debt directly against the Holder of this Debenture, the Holder of this Debenture acknowledging that each holder of Senior Debt is an intended, third party beneficiary of this paragraph 3.

                 (vi) The Holder of this Debenture covenants to the holders of the Senior Debt that the Holder of this Debenture will not take any action or inaction or permit or direct the taking on its behalf of any action or inaction, without first having given not less than sixty (60) days prior written notice to the Company, to: (A) file any petition against the Company under the Bankruptcy Code or any insolvency or similar statute, (B) file any petition or complaint to enforce the Debenture, (C) file any petition seeking to have a receiver appointed for the Company or any of the Company's assets, properties or rights, or (D) file any other petition or action against the Company, unless the holders of the Senior Debt have previously filed a similar petition or action or consented in writing to the filing thereof.

                 (vii) The Holder of this Debenture agrees that all payments received by the holders of the Senior Debt may be applied, reversed and reapplied, in whole or in part, to any of the Senior Debt as the receiving holder of the Senior Debt deems appropriate without affecting the validity or enforceability of the subordination provisions of this Debenture. The Holder of this Debenture hereby consents to any extension or postponement of the time of payment of all or any part of the Senior Debt or to any other indulgence with respect thereto, and to any substitution, exchange or release of all or any of the collateral or other security with respect to all or any part of the Senior Debt, and to the addition or release of any other party or person primarily or secondarily liable therefor. The holder of any Senior Debt may at any time, and from time to time, enter into such agreement or agreements with the Company as such holder of Senior Debt may deem proper, altering the terms of all or any of the Senior Debt owing to it or affecting the collateral or other security with respect to such Senior Debt or any guarantee underlying any or all of such Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security or guarantees, without in any way thereby impairing or affecting the provisions of this Debenture or the rights and interests of the holder of the Senior Debt arising hereunder or provided for herein.

                 (viii) The Holder of this Debenture hereby agrees that the holders of the Senior Debt shall have no duty to advise the Holder of this Debenture of information known to any of them regarding any condition or circumstance, including those described in clause (vii) of this subparagraph
(b). The Holder of this Debenture acknowledges and agrees that none of the holders of the Senior Debt have made any warranties or representations with respect to the legality, validity, completeness, enforceability or the collectability of all or any part of the Senior Debt owing to them, and that the holders of the Senior Debt shall be entitled to manage and supervise the Senior Debt in accordance with applicable law and their usual practices, without affecting the validity or enforceability of the subordination provisions of this Debenture.

                 (ix) This is a continuing agreement of subordination and the holders of the Senior Debt may continue, at any time and without notice to the Holder of this Debenture, to extend credit or other financial accommodations and loan monies to or for the benefit of the Company on the faith hereof. The provisions in this paragraph 3 are unconditional and irrevocable and shall continue in full force and effect until, with respect to all collateral or other security interests pledged as security therefor, all Senior Debt shall be paid in full and no further Senior Debt can arise.

                 (x) The subordination provisions in this Debenture may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the holder or holders of Senior Debt whose rights or interests under such Senior Debt or with respect to any collateral or other security therefor would be affected thereby, and then any such change, waiver, discharge or termination shall be effective only in respect to the holders of Senior Debt consenting thereto.

                 (xi) The subordinations contained in this Agreement shall continue in all events, including, but not limited to, the dissolution, winding up, liquidation (total or partial), reorganization (whether voluntary or involuntary) of the Company or the filing of a bankruptcy petition by or against the Company, or the insolvency of the Company, the appointment of a receiver, or the institution of any other proceedings by or against the Company, or the seeking by any creditor in the future to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the Company.

                 (xii) No present or future holder of Senior Debt shall be prejudiced in any right to enforce subordination of the Debenture by any act or failure to act on the part of the Company or the Holder of this Debenture. No waiver shall be deemed to be made by any holder of Senior Debt of any of its rights hereunder, unless the same shall be in writing signed by such holder of Senior Debt, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or the obligations of any party to each other in any other respect at any other time.

                 (xiii) The Holder of this Debenture, within a reasonable time after receipt of a request from the Company or any holder of Senior Debt, will prepare, execute, obtain and/or file all documents and take all such actions which the Company or holder of Senior Debt deems reasonably necessary to effectuate the lien, priorities and subordinations set forth herein.

             (c) From and after the payment in full of all Senior Debt, to the extent that the Holder of this Debenture is required to turn over funds to any holder of Senior Debt which were otherwise properly paid on the Debenture, the Holder of this Debenture shall be subrogated (equally and ratably with the holders of all other subordinated debt of the Company of equal ranking) to the rights of the holders of Senior Debt to receive payments or distributions of assets or securities of the Company applicable to the Senior Debt including, without limitation, any assets securing Senior Debt until the Debenture is paid in full, and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of assets or securities, which otherwise would have been payable or distributable to Holder of this Debenture, shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holder of this Debenture, be deemed to be a payment by the Company to or on account of the Debenture, it being understood that the foregoing provisions of this paragraph 3 are intended solely for the purpose of defining the relative rights of the Holder of this Debenture, on the one hand, and the holders of the Senior Debt, on the other hand, and nothing contained in this paragraph 3 or elsewhere in this Debenture is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt and the Holder of this Debenture, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Debenture the principal, and premium, if any, and interest on this Debenture as and when the same shall become due and payable in accordance with their terms or to affect the relative rights of the Holder of this Debenture and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Debenture, subject to the rights, if any, under this paragraph 3, of the holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the Holder of this Debenture.

             (d)  Upon  any  distribution  or  payment  in  connection  with any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, or to its property, or any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, the Holder of this Debenture shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings are pending or any order or decree of the court which entered the judgment pursuant to which any such sale was made, as the case may be, and the Holder of this Debenture shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution or payment to the Holder of this Debenture for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this paragraph 3.

             (e) Upon the request of the holders of the Senior Debt, the Company and the Holder of this Debenture will execute such documents and perform all such other acts as may be reasonably required to rescind any premature payment or performance of the Debenture and to reestablish, to the maximum extent practical, the status quo prior to such premature payment or performance.

         4.  Conversion of Debentures.

             (a) At the option of the Holder, this Debenture or any portion thereof which is $1,000 or an intrical multiple thereof may be converted into shares of Common Stock. The conversion price shall equal $1.25 principal amount of this Debenture per share, subject to adjustments as provided below (the "Conversion Price"). Such conversion right shall expire at the close of business on the Business Day immediately preceding the Redemption Date applicable to this Debenture, if any.

             (b) To exercise the conversion privilege provided for in paragraph 4(a), the Holder of this Debenture shall surrender this Debenture to the Company together with the conversion notice in the form set forth as Attachment A hereto, duly executed. If this Debenture is surrendered for conversion during the period from the close of business on any Interest Payment Record Date to the corresponding Interest Payment Date, it shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. Such interest shall be payable to the Holder notwithstanding such conversion.

             (c) If this Debenture is converted in part only, the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Debenture or Debentures in principal amount equal to the portion of this Debenture which is not converted.

             (d) As soon as practicable following the conversion of this Debenture, the Company will deliver to the Holder hereof a certificate or certificates representing the number of shares of Common Stock (excluding any fractional shares) issuable by reason of such conversion in such name or names in such denomination or denominations as the converting Holder has specified. If any fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Debenture, the Company, in lieu of delivering such factional share, will pay cash in respect thereof based upon the Conversion Price which would otherwise have been attributable to such fractional share. The issuance of certificates for shares of Common Stock upon conversion of this Debenture will be made without charge to the Holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of Common Stock.

             (e) The Conversion Price is subject to adjustment upon the occurrence of any subdivision (by any stock split, stock dividend or otherwise) of the outstanding shares of Common Stock into a greater number of shares. In such case, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

         5.  Debenture Otherwise Payable.

         Except to the extent specifically provided herein, nothing contained in this Debenture shall prevent at any time, except under the conditions described in paragraph 3 or during the pendency of any proceedings therein referred to, the Company from making payments at any time on this Debenture.

         6.  Nonimpairment.

         Nothing contained in this Debenture is intended to or shall impair, as between the Company, the Company's creditors other than the Holders of Senior Debt and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of this Debenture the principal of and interest on this Debenture, as and when the same shall become due and payable in accordance with its terms, and which (subject to the rights under paragraph 3 of the holders of Senior Debt) is intended to rank equally with all other general obligations of the Company, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Debt, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default (as that term is defined in paragraph 16), subject to the rights, if any, under paragraph 3 of the holders of Senior Debt.

         7.  Representations, Warranties and Covenants.

         The Company represents and warrants to the Holder as of the original date of the issuance of the Debenture as follows:

             (a) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa; (ii) has all requisite corporate power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions in which the ownership or leasing of its property or in which the conduct of its business requires it so to qualify or be licensed, except for such jurisdictions where, in the aggregate, the failure to so qualify or be licensed would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

             (b) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Debenture;

             (c) The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Debentures in accordance with paragraph 4. The shares of Common Stock so reserved have been duly authorized and, when issued upon conversion of the Debenture in accordance with the terms of paragraph 4, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights;

             (d) The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Debenture and to consummate the transactions contemplated hereby;

             (e) This Debenture is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity;

             (f) Neither the execution, delivery or performance by the Company of this Debenture nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a lien on any properties of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to, or, with respect to clause (ii) below, require the consent of any person (other than consents already obtained or waived) under:
(i) the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, (ii) any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust, stockholder agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property or assets is subject, or (iii) any material law, judgment, decree, order, regulation or rule or order of any court or governmental agency or authority applicable to the Company or any of its subsidiaries or any of their properties or assets other than any such conflicts with, violations or breaches of, defaults under, and failures to obtain consents under, such instruments that are not reasonably likely to have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole; and

             (g) No consent, approval or authorization of, or filing, registration or qualification with (collectively, a "consent"), any governmental or regulatory authority or body is required in connection with or as a condition to the execution and delivery by the Company of this Debenture, or the consummation by the Company of the transactions contemplated hereby.

         8.  Financial Information.

         The Company will deliver to the Holder a copy of each annual and quarterly report provided by the Company to its shareholders at the time of the distribution thereof to its shareholders.

         9.  Registration, Transfer and Exchange.

         The Company shall cause to be kept at the principal office of the Company a record in which, subject to such reasonable regulations as the Company may prescribe and applicable law, the Company shall provide for the registration of the Debentures and the registration of transfers of the Debentures.

         Upon surrender for registration of transfer of any portion of the Debenture at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures of a like aggregate principal amount.

         At the option of the Holder, the Debenture may be exchanged for another Debenture or Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debenture to be exchanged at such office. Whenever any Debenture is so surrendered for exchange, the Company shall execute and deliver the Debenture(s) which the Holder making the exchange is entitled to receive.

         Any Debenture issued upon any registration of transfer or exchange of the Debenture shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits as the Debenture surrendered upon such registration of transfer or exchange.

         Upon the presentation or surrender of the Debenture for registration of transfer or exchange, the Debenture shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or attorney of the Holder duly authorized in writing, with the signature of such person being guaranteed by a bank or other institution acceptable to the Company.

         No service charge shall be made for any registration of transfer or exchange of Debenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debenture.

         10.  Mutilated, Destroyed, Lost and Stolen Debenture.

         If (i) a mutilated Debenture is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss, or theft of the Debenture, and (ii) there is delivered to the Company such security or indemnity as may be required by the Company to save the Company harmless, then, in the absence of actual notice to the Company that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for, or in lieu of, such mutilated, destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay the indebtedness represented by such Debenture.

         Upon the issuance of any new Debenture under this paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         The provisions of this paragraph 10 are exclusive and (to the extent lawful) shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         11.  Deemed Owner.

         Prior to due presentment for registration of transfer or exchange of any Debenture, the Company and any agent of the Company may treat the person in whose name any Debenture is registered on the Debenture register as the owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

         12.  Acts of Holder.

             (a) Any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Holder or Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holder(s) in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holder(s) signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Debenture and conclusive in favor of the Company, if made in the manner provided in this paragraph 12.

             (b) The fact and date of the execution by any Holder of any such instrument or writing may be proved by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the person signing such instrument or writing acknowledged the due execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership or an official of a public or governmental body, on behalf of such corporation, association, partnership, or public or governmental body or by a fiduciary, such certificate shall also constitute sufficient proof of such person's authority. The fact and date of the execution by any Holder of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Company deems sufficient and in accordance with such reasonable rules as the Company may determine.

             (c) The ownership of this Debenture shall be proved by the Debenture records maintained by the Company.

             (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder shall bind the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon the Debenture.

         13.  Notices, etc., to the Company.

         Any request, demand, authorization, direction, notice, consent, or waiver or Act of Holder or other document provided or permitted by this Debenture to be made upon, given or furnished to, or filed with the Company by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, to the Company, 317 Savannah Park Road, Cedar Falls, Iowa 50613, or at such other address as shall have been furnished in writing to the Holder by the Company for this purpose, to the attention of the Secretary.

         14.  Notices to Holder; Waiver.

         Where this Debenture provides for notice to the Holder, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to the Holder's address as it appears on the Debenture register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to the Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to the Debenture Holder shall affect the sufficiency of notice given to another Debenture Holder. Where this Debenture provides for notice in any manner, notice may be waived in writing by the person entitled to receive notice, either before or after the event, and the waiver shall be the equivalent of such notice. Waiver of notice by the Holder shall be filed with the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         15.  Legal Holidays.

         In any case where any action to be taken under this Debenture is not a Business Day, then (notwithstanding any other provision of this Debenture) the taking of such action, including the payment of interest or principal, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date provided herein, and no additional interest shall accrue for the period from the date any payment is otherwise required hereunder to such Business Day.

         16.  Events of Default.

         Each of the following events shall constitute an event of default hereunder (an "Event of Default"). Upon the occurrence of any Event of Default, the Company shall immediately notify the Holders in writing of the occurrence thereof.

             (a) Default in the payment of any interest upon this Debenture on an Interest Payment Date, which default continues for more than five (5) Business Days after the occurrence of such Interest Payment Date.

             (b) Default in the payment of the principal of this Debenture on the Maturity Date.

             (c) The failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements specified in this Debenture to be observed or performed by the Company for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Holder hereof.

             (d) The filing of a petition against the Company or any of its subsidiaries seeking reorganization, arrangement, adjustment or composition of the Company or any of its subsidiaries, or under the Federal Bankruptcy Act, any insolvency act or any other applicable federal or state law dealing with creditors rights generally, or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its subsidiaries or of any substantial part of their property or an order for the winding up or liquidation of any of their affairs, and the failure to obtain the dismissal or a stay of such petition for a period of 45 days.

             (e) The institution by the Company or any of its subsidiaries of proceedings, or the consent by any of them to the institution of bankruptcy or insolvency proceedings against any such person or the filing by any of them of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, any insolvency act or any other applicable federal or state law dealing with creditors rights generally, or the consent by any of them to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its subsidiaries or of any substantial part of any of their property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of their inability to pay their debts generally as they become due or the taking of corporate action by the Company or any of its subsidiaries in furtherance of any such action.

         17.  Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default occurs and is continuing as a result of the occurrence of any of the events identified in paragraph 16(a) through (c) of this Debenture, the Holder of this Debenture may declare the entire principal of this Debenture to be due and payable immediately, by notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. If an Event of Default occurs and is continuing as a result of the occurrence of any of the events identified in paragraph 16(d) through (e) of this Debenture, all principal and accrued and unpaid interest due under this Debenture shall automatically become immediately due and payable.

         18.  Restoration of Rights and Remedies.

         If the Holder has instituted any proceeding to enforce any right or remedy under this Debenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, the Company and the Holder shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

         19.  Rights and Remedies Cumulative.

         No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, but subject in all instances to the provisions of this Debenture. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         20.  Delay or Omission Not Waiver.

         No delay or omission of the Holder of this Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

         21.  Governing Law - Jurisdiction.

         This Debenture is made under and will be governed by the internal laws of the State of Iowa, without regard to its conflict of laws principles. All parties hereto consent to the jurisdiction of any state court located within Iowa or the federal district court for the Northern district of Iowa, and waive personal service of any and all process. All service of process may be made by messenger, by certified or registered mail, return receipt requested, directed
(i) if to Company, at the address determined in accordance with paragraph 13, and (ii) if to any Holder, at the address determined in accordance with paragraph 14. Each party hereto waives any objection which it may have to any proceeding commenced in these courts based upon improper venue or forum non conveniens.

         22.  Severability Clause.

         In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         23.  Certain Defined Terms.

         The following defined terms shall have the meanings specified when used in this instrument:

                 Business Day - any day except Saturday, Sunday or any legal holiday or any day on which banking institutions in Cedar Falls, Iowa are closed.

                 Common Stock - means the no par value common stock of the Company.

                 Company  -  means   Top  Air   Manufacturing,   Inc,   an  Iowa
                 corporation.

                 Event of Default - is defined in paragraph 16 of this Debenture.

                 Federal Bankruptcy Act - means 11 U.S.C., Sections 101 et seq.

                 Holder - is defined in paragraph 1 of this Debenture.

                 Interest Payment Dates - is defined on the first page of this Debenture.

                 Interest Payment Record Dates - is defined in paragraph 1 of this Debenture.

                 Maturity Date - is defined in the first paragraph of this Debenture.

                 Optional Redemption - is the redemption, at the option of the Company, permitted and described in the first unnumbered paragraph of paragraph 2 of this Debenture.

                 Person - means any individual, partnership, corporation, joint venture, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 Prime Rate - the rate announced from time to time by Firstar Bank as its prime lending rate.

                 Redemption Date - is defined in paragraph 2 of this Debenture.

                 Redemption Price - means the principal, premium, if any, and accrued interest required to be paid under paragraph 2 hereof in respect of any Optional Redemption.

                 Senior Debt - is defined in paragraph 3 of this Debenture.

                 Senior Debt Default - means the occurrence of a default under the terms of any instrument constituting, evidencing, governing or securing any Senior Debt which, upon the giving of notice or the passage of time or both, would permit the holder of such Senior Debt to accelerate the maturity thereof.

                 Subsidiary - means any corporation, partnership or other entity in which the Company holds, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities having general voting power.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed as of the _____ day of January, 2000.

                                            TOP AIR MANUFACTURING, INC.



ATTEST:                                     By:
                                                --------------------------------
                                                Title: President and CEO

--------------------------
Secretary